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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of RFS Hotel Investors, Inc. on Form S-3 (file no. 3333-03307) and on Form S-8 (file no. 333-19411) of our report dated January 22, 1997, on our audits of the consolidated financial statements of RFS Hotel Investors, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December
31, 1996, and our report dated January 22, 1997 on our audit of the financial statement schedule of RFS Hotel Investors, Inc. as of December 31, 1996, which reports are included in, or incorporated by reference, in this Annual Report on Form 10-K.


                                             Coopers & Lybrand L.L.P.



Memphis, Tennessee
March 24, 1997